Exhibit 1

GROUP AGREEMENT

This Group Agreement is made as of August 24, 2010 (this “Agreement”), by and among (i) Becker Drapkin Management, L.P. (“BD Management”); BC Advisors, LLC; Steven R. Becker; and Matthew A. Drapkin (together, the “BD Parties”), on the one hand, and (ii) Double Black Diamond Offshore Ltd.; Black Diamond Offshore Ltd.; Carlson Capital, L.P. (“Carlson Capital”); Asgard Investment Corp.; and Clint D. Carlson (together, the “Carlson Parties,” and collectively with the BD Parties, the “Group”), on the other.

WHEREAS, certain of the undersigned are stockholders, direct and/or beneficial, of Hot Topic, Inc., a California corporation (the “Company”); and

WHEREAS, the members of the Group wish to enter into this Agreement pertaining to their investments in, and activities related to, the Company and its Securities (as defined below).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

1. The BD Parties and the Carlson Parties agree to (i) coordinate their actions with respect to any discussions with the Company regarding the Company’s assets, business, capitalization, financial condition or operations and (ii) generally consult with each other regarding all purchases and sales of Securities of the Company by their affiliates. “Securities” shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company.  Furthermore, so long as this Agreement is in effect, (i) none of the parties shall acquire Securities of the Company if as a result the Group would be deemed to have beneficial ownership of 15% or more of any class of the outstanding equity of the Company without the prior agreement of BD Management, or its representatives, and Carlson Capital, or its representatives and (ii) each of the BD Parties and the Carlson Parties shall provide written notice to the other of (a) all of its purchases or sales of Securities of the Company; and (b) any Securities of the Company over which it acquires or disposes of beneficial ownership, no later than 24 hours after each such transaction.

2. Each of the BD Parties and the Carlson Parties shall pay its pro rata portion of all expenses incurred in connection with the Group’s activities based on its relative security ownership, except that each party shall be subject to its own expenses for any regulatory filings (including without limitation any filing with the Securities and Exchange Commission required by Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) reporting ownership of Securities.

3. Each member of the Group agrees that any filing with the Securities and Exchange Commission (including without limitation any filing required by Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended), press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be jointly approved by the BD Parties and the Carlson Parties, as the case may be, which approval shall not be unreasonably withheld or delayed.

4. The relationship of the parties hereto shall be limited to carrying on the activities of the Group in accordance with the terms of this Agreement.  Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such activities as described herein.  Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification.  Except as otherwise expressly provided herein, nothing herein shall restrict any party’s right to purchase or sell Securities, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.  Each member of the Group retains sole discretion over acquisitions and dispositions of, and voting authority over, the Securities that such member of the Group holds or beneficially owns.

5. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6. This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.  If any provision of this Agreement would be invalid under applicable law, then such provision shall be deemed modified to the extent necessary to render it valid while most nearly preserving its original intent.  In the event of any dispute among the parties hereto arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

7. Any party hereto may terminate his/its obligations under this Agreement on 24 hours written notice to all other parties.  This Agreement will automatically terminate on the date that is 30 days after the date that no member of the Group owns any Securities of the Company.  Notwithstanding the foregoing, the obligations of the Carlson Parties under paragraph 8 shall survive termination pursuant to this paragraph 7.

8. Carlson Capital agrees to pay BD Management 7% of any realized gains, net of brokerage expenses and the expenses contemplated by paragraph 2, on Securities directly held or beneficially owned by any Carlson Party and acquired prior to the termination of this Agreement.

9. Each of the parties hereto agrees that this Agreement shall be filed as an exhibit to a Schedule 13D filed by either Carlson Capital or BD Management.  Each of the parties hereto acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

10. This Agreement shall be binding upon any affiliated person of any of the parties hereto who becomes or may be deemed to have become the beneficial owner of any Securities, unless otherwise terminated by such affiliated person.  Except as otherwise set forth in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  No party hereto may assign any of its rights or obligations under this Agreement to any person without the prior written consent of the other parties hereto. This Agreement supersedes any prior written agreements among the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Group Agreement to be executed as of the date first written above.

DOUBLE BLACK DIAMOND OFFSHORE LTD.

By:	Carlson Capital, L.P., its investment manager

	By:	Asgard Investment Corp., its general partner

		By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

BLACK DIAMOND OFFSHORE LTD.

By:	Carlson Capital, L.P., its investment manager

	By:	Asgard Investment Corp., its general partner

		By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

CARLSON CAPITAL, L.P.

By:	Asgard Investment Corp., its general partner

	By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

ASGARD INVESTMENT CORP.

By:	/s/ Clint D. Carlson
Name: Clint D. Carlson
Title: President

CLINT D. CARLSON

/s/ Clint D. Carlson

BECKER DRAPKIN MANAGEMENT, L.P.

By:	BC Advisors, LLC, its general partner

	By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

BC ADVISORS, LLC

By:	/s/ Steven R. Becker
Name: Steven R. Becker
Title: Co-managing Member

STEVEN R. BECKER

/s/ Steven R. Becker

MATTHEW A. DRAPKIN

/s/ Matthew A. Drapkin